Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Julia Hallisey
Investor Relations
Tel: +1-203-504-1063

Aircastle to Acquire Three Airbus A330 Aircraft

Stamford, CT.  July 29, 2010 - Aircastle Limited (NYSE: AYR) announced today that it entered into an agreement with SriLankan Airlines Limited, the national carrier of Sri Lanka, for the purchase and leaseback of three Airbus A330-200 aircraft.  The purchase and leaseback of the first of the three aircraft was completed Monday, with the remaining two aircraft scheduled for closing in August 2010.

Ron Wainshal, Aircastle’s Chief Executive Officer, commented, “We’re pleased to build on our strong existing relationship with SriLankan Airlines.  These A330s are modern and fuel efficient aircraft that play a key role in the airline’s growing long-haul operations.”

About Aircastle Limited

Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world.  As of March 31, 2010 Aircastle’s aircraft portfolio consisted of 129 aircraft and had 59 lessees located in 33 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, lease or finance aircraft and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, which may adversely affect our continued ability to obtain additional capital to finance our working capital needs, our pre-delivery payment obligations and other aircraft acquisition commitments, our ability to extend or replace our existing financings, and the demand for and value of aircraft; our exposure to increased bank and counterparty risk caused by credit and capital markets disruptions; volatility in the value of our aircraft or in appraisals thereof, which may, among other things, result in increased principal payments under our term financings and reduce our cash flow available for investment or dividends; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by volcanic activity and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the SEC, including “Risk Factors” as previously disclosed in Aircastle’s 2009 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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